Exhibit 99.1

Shuttle Pharma Receives Notice of Nasdaq Non-Compliance with Listing Rule 5250(c)(1)

GAITHERSBURG, Md., August 26, 2024 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma” or the “Company”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), today reports that it received formal notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Q2 Quarterly Report”).

The Company’s non-compliance with the Listing Rule resulted from the Company’s re-audit of its financial statements for the year ended December 31, 2022, which, as previously disclosed, arose following the SEC’s imposition of sanctions against B.F. Borgers CPA, PC, the Company’s auditor for the 2022 fiscal year. Following the SEC sanctions, the Company’s current auditor, Forvis Mazars, LLP (“Forvis”), began the process of re-auditing the Company’s 2022 financial statements and the Company is now preparing an amended Annual Report on Form 10-K/A for the year ended December 31, 2023 and an amended Quarterly Report on Form 10-Q for the period ended March 31, 2024, each of which will include re-stated financial information resulting from the re-statement of the Company’s 2022 financial statements. The Company anticipates these reports will be filed in the next several days, after which time the Company will be in a position to file the Q2 Quarterly Report to automatically regain compliance with the Listing Rule.

Should the Company require additional time to file the Q2 Quarterly Report, Nasdaq rules require the Company to submit a proposed plan of compliance to Nasdaq within 60 days of receipt of the Notice and could then receive up to 180 days to regain compliance with the Listing Rule.

The Nasdaq Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 21, 2024, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com